Exhibit 3(a)

RESTATED CERTIFICATE OF INCORPORATION

OF

ETHAN ALLEN INTERIORS INC.

* * * * *

ETHAN ALLEN INTERIORS INC., a Delaware corporation (the "Corporation") hereby certifies as follows:

1.     The name of the Corporation is Ethan Allen Interiors Inc. and the name under which the Corporation was originally incorporated was Green Mountain Holding Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State was May 25, 1989.

2.     The Corporation previously amended and restated its Certificate of Incorporation by filing a Restated Certificate of Incorporation with the Secretary of State of Delaware on each of June 28, 1989, June 29, 1989 and March 19, 1991, and by filing a Certificate of Amendment on January 27, 1993.

3.     This Restated Certificate of Incorporation was duly adopted in accordance with Section 242 and Section 245 of the Delaware General Corporation Law (the "Delaware Law").

4.     The text of the Certificate of Incorporation of the Corporation as hereby and heretofore amended or supplemented is hereby amended and restated to read as herein set forth in full:

FIRST:           The name of the Corporation is Ethan Allen Interiors Inc.

SECOND:      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "Delaware Law").

FOURTH:      The total number of shares of capital stock which the Corporation shall have authority to issue is 26,655,000 shares, consisting of 25,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), 600,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 1,055,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

A.      PREFERRED STOCK

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices and upon such terms and conditions; (ii) entitle to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or debt or obligations, of the Corporation at such price or prices or at such rates of exchange and with such adjustments and upon such terms and conditions; all as may be stated in such resolution or resolutions.

B.      COMMON STOCK

Except as herein otherwise expressly provided, all shares of Common Stock and Class B Common Stock (collectively referred to herein as "All Common Stock") shall be identical and shall entitle the holders thereof to the same rights and privileges.

1.      Dividends. Subject to the preferences and other rights of any class or series of Preferred Stock then outstanding, the Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of All Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock of the Corporation, the holders of All Common Stock shall be entitled to share equally, share for share, in such dividends. No dividends shall be declared or paid in shares of All Common Stock, or options, warrants, or rights to acquire such stock or securities convertible into or exchangeable for shares of All Common Stock, except dividends payable ratably according to the number of shares of the class (Common Stock or Class B Common Stock) of All Common Stock held by such holders, in shares of, or securities convertible into or exchangeable for, the class of All Common Stock (Common Stock or Class B Common Stock) as is held by that holder, be it Common Stock or Class B Common Stock. Neither the Common Stock nor the Class B Common Stock may be subdivided, split, consolidated or reclassified unless the other is ratably subdivided, split, consolidated or reclassified.

2.     Liquidation Rights.      Subject to the preferences and other rights of any class or series of Preferred Stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of All Common Stock shall be entitled, to share, ratably according to the number of shares of All Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

3.     Voting Rights.      Except as otherwise provided in this Certificate of Incorporation (including, without limitation, any amendments to, restatements of or designations regarding any series or class of Preferred Stock) or by applicable law, only the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him; provided, however, (i) the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation and (ii) the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

4.     Conversion of Class B Common Stock; Reservation of Shares.

a.      Subject to and upon compliance with the provisions of this paragraph 4, each record holder of Class B Common Stock may convert the number of shares of his Class B Common Stock specified in the following clauses (i) and (ii) into the same number of shares of Common Stock if such shares of Common Stock are concurrently, or immediately thereafter, sold in accordance with the following:

I                              (i)      such shares of Common Stock are sold by such holder in a public offering pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended (the "1933 Act"), provided that the number of shares of Class B Common Stock so converted does not exceed the number of shares of Common Stock actually sold by such holder pursuant to such registration statement; or

(ii)      such shares of Common Stock are sold by such holder pursuant to Rule 144 (or any successor rule) promulgated under the 1933 Act, provided that the number of shares of Class B Common Stock so converted does not exceed the number of shares of Common Stock shown in the Form 144 filed by such holder in connection with such sale.

b.     Each conversion of shares of Class B Common Stock into Common Stock shall be effected by the surrender of the certificate or certificates representing shares of Class B Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Class B Common Stock) at any time during its usual business hours, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. Such stock certificate and notice shall be accompanied by, if the conversion is made pursuant to clause (ii) of subparagraph a, an executed copy of the notice on Form 144 required to be filed by such holder with the Securities and Exchange Commission. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates for the Common Stock issuable upon such conversion. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice, if required hereunder, shall have been received.

c.     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares or in treasury a sufficient number of shares of Common Stock as may be required, solely for the purpose of issue upon the conversion of outstanding shares of Class B Common Stock as provided in this paragraph 4. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable, free of any preemptive rights. The Corporation will use reasonable efforts to take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed.

d. The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares of Class B Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, provided that the Corporation shall not be required to pay any such tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock converted. The Corporation will not take any action which would cause the total number of shares of Common Stock issuable upon conversion of the Class B Common Stock then outstanding, together with the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock reserved for issuance upon conversion of the Preferred Stock or for any other purpose, to exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation. The Corporation will not take any action which has the purpose or effect of delaying or hindering the timely transfer or conversion of any share of Class B Common Stock or of any share of Common Stock issued or issuable upon the conversion of such shares.

FIFTH: Business Combinations with or involving an Interested Person, as those terms are defined in this ARTICLE FIFTH, shall be subject to the requirements of this ARTICLE FIFTH.

A.      DEFINITIONS

For purposes of this ARTICLE FIFTH:

An "affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

An "associate" of a specified person is (i) any person of which the specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or other estate in which the specified person owns 10 percent or more of the total beneficial interest or as to which the specified person serves as trustee or executor or in a similar fiduciary capacity; (iii) any relative or spouse of the specified person, or any relative of such spouse who has the same home as the specified person; (iv) any person who is a director or officer of the specified person or any corporation which controls or is controlled by the specified person; or (v) any other member or partner in a partnership, limited partnership, joint venture, syndicate or other entity or group, formal or informal, of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

A "Business Combination" is (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation or entity (other than such a merger or consolidation solely with a wholly-owned subsidiary of the Corporation); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one or more transactions, whether as part of a dissolution or otherwise, of all or any substantial part of the assets of the Corporation and its subsidiaries on a consolidated basis (other than solely (a) in connection with any (1) customer, consumer or dealer credit card, revolving debt or other purchase finance program, or (2) lending, leasing or other credit or financing arrangement involving an Interested Person (b) in connection with any refinancing, replacement, restatement or substitution of any obligations or liabilities of the Company or any subsidiary of the Company, or (c) to a wholly-owned subsidiary of the Corporation); (iii) any transaction with an Interested Person which results in the issuance or transfer by the Corporation or any Subsidiary of the Corporation of beneficial ownership of any stock of the Corporation or the subsidiary to that Interested Person (other than solely by reason of (a) any exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into such stock, which securities were beneficially owned by that Interested Person or authorized by the Company to be issued to that Interested Person either (1) as of April 1, 1993, or (2) prior to the time that person became an Interested Person, (b) any dividend, distribution, exchange or conversion of securities which does not result in an increase in the proportionate share beneficially owned by that Interested Person of the stock of any class or series or of the voting stock of the Corporation or that subsidiary, (c) any issuance of shares of stock by the Corporation or any subsidiary of the Corporation to any dealers or distributors, executives, managers or employees of the Company and/or any subsidiary of the Corporation, or any plan or program for their benefit or in which they are participants, (d) any issuance of shares of stock to an Interested Person acting as an underwriter, in connection with an underwritten public offering of stock, (e) any issuance or transfer of shares of any class or series of stock, in one or a series of related transactions, involving an Interested Person, which results in such Interested Person acquiring the beneficial ownership of no more than an additional 5% of the outstanding shares of that class or series on a fully-diluted basis, or (f) any issuance by the Corporation or any subsidiary of the Corporation of any shares of stock that are not shares of stock generally entitled to vote); or (iv) any transaction involving the Corporation or a subsidiary of the Corporation which has the effect of increasing the proportionate share beneficially owned by an Interested Person of the stock of any class or series or the voting stock, or the securities exercisable or exchangeable for or convertible into the stock of any class or series or the voting stock, of the Corporation or any subsidiary thereof (other than solely by reason of (a) transactions excluded from Business Combinations under clause (iii)(a) through (f) above, or (b) as a result of immaterial changes due to fractional share adjustments or as a result of purchase or redemption of stock not caused by the Interested Person or any of its affiliates or associates). A Business Combination shall be deemed to be a "Business Combination with an Interested Person" if, in the case of a Business Combination described in clause (i) or (ii) of this subparagraph, it is a transaction with an Interested Person or any of its affiliates or associates or a transaction with another person which is caused by an Interested Person or any of its affiliates or associates or if it is a transaction described in clause (iii) or (iv) of this subparagraph.

A person shall be deemed to be the "beneficial owner" of shares of stock of the Corporation (i) which that person or any of its affiliates and associates beneficially own, directly or indirectly, whether of record or not; (ii) which that person or any of its affiliates or associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants or options, or otherwise; (iii) which that person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement; or (iv) which are beneficially owned, directly or indirectly, by any other person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

A "Continuing Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who was (a) a member of (or nominated to be a member of) the Board of Directors on April 1, 1993 or (b) was a member of the Board of Directors prior to the time that the Interested Person became an Interested Person, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

A director of the Corporation shall be a "Disinterested Director" with respect to an Interested Person if such director is a person who (i) is not and never has been an officer or director of such Interested Person or of any affiliate or associate of such Interested Person and is not and has not been for the past five years an employee of such Interested Person or of any affiliate or associate of such Interested Person; (ii) does not beneficially own, directly or indirectly, as much or more than the lesser of 1 percent or 10,000 shares of any class of equity securities of such Interested Person or of any affiliate or associate of such Interested Person; (iii) is not the settlor of any trust, and does not serve as the trustee, executor or in a similar capacity for any trust or estate, which beneficially owns, directly or indirectly, as much or more than the lesser of 1 percent or 10,000 shares of any class of equity securities of such Interested Person or of any affiliate or associate of such Interested Person; (iv) has not and does not provide services, and is not a partner, officer or stockholder of any firm or business which provides or has provided services, for such Interested Person or for any affiliate or associate of such Interested Person, for which compensation was received in an aggregate amount greater than $10,000 in any of the past three years; (v) does not have the same residence as any person who could not be a Disinterested Director because of any of the provisions of clauses (i), (ii), (iii) or (iv) above; (vi) is not the spouse, brother, sister, son, daughter, father or mother of any person who could not be a Disinterested Director because of any of the provisions of clauses (i), (ii), (iii) or (iv) above; and (vii) is not otherwise by reason of past, present or anticipated circumstances unable to act solely in the interests of the Corporation with respect to the Business Combination, provided that no director, officer or employee of the Corporation shall be disqualified from being a Disinterested Director solely by reason of being a director, officer or employee of the Corporation.

An "Interested Person" is any person who, as of the record date for the determination of stockholders entitled to notice of a proposed Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of the Business Combination, beneficially owns, directly or indirectly, 5 percent or more of the outstanding shares of stock generally entitled to vote.

A "person" is any individual, corporation or other entity.

A "subsidiary" of the Corporation is any corporation 50 percent or more of the voting securities of which are beneficially owned, directly or indirectly, by the Corporation.

Wherever used in this Certificate of Incorporation, "shares of stock generally entitled to vote" shall mean the total number of outstanding shares of stock of the Corporation that are generally entitled to vote in elections of directors, and unless, otherwise expressly provided in this Certificate of Incorporation, does not include shares of stock of the Corporation not entitled to vote only under special circumstances, such as, for example, Preferred Stock entitled to special director or other voting rights upon the occurrence of defaults or other events or circumstances. Solely for the purpose of determining whether, pursuant to this ARTICLE FIFTH, a person is the beneficial owner of 5 percent or more of the outstanding shares of stock generally entitled to vote, the outstanding stock of the Corporation shall be deemed to include shares that are not outstanding but are deemed owned by that person pursuant to the provisions of clause (ii) of the definition of "beneficial owner" but shall not include any other shares which are not outstanding. Treasury shares shall not for any purpose be considered outstanding stock of the Corporation.

B.      REQUIREMENTS

In addition to any approval of the Board of Directors or stockholders, and satisfaction of any other conditions, required by the laws of the State of Delaware or any other provision of this Certificate of Incorporation in effect at the time of the adoption or authorization of a Business Combination, it shall be required for the adoption or authorization of a Business Combination with an Interested Person that the conditions set forth in each of the following paragraphs 1, 2 and 3 be fulfilled:

1.     Disinterested Directors. The Business Combination shall have been approved by a majority of directors who are Continuing Directors and are, with respect to such Interested Person, Disinterested Directors; and

2.     Proxy Statement. A proxy statement in accordance with the requirements of the Securities Exchange Act of 1934, as amended shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination; and

3.     Stockholder Vote. The Business Combination shall be approved by the affirmative vote of the holders of at least 66 2/3 percent of those of the outstanding shares of stock generally entitled to vote which are not beneficially owned by such Interested Person.

A Business Combination that is not subject to the provisions of this ARTICLE FIFTH, or is not with an Interested Person, shall be governed by the other relevant provisions of this Certificate of Incorporation and the laws of the State of Delaware in effect at the time of that Business Combination.

A Business Combination with an Interested Person which was an Interested Person on April 1, 1993 may, at the sole and absolute discretion of the Board of Directors, be exempted from the provisions of this ARTICLE FIFTH if all of the members of the Board of Directors (and not only those present at a meeting) shall approve in writing such Business Combination. A Business Combination with any other Interested Person may, at the sole and absolute discretion of the Board of Directors, be exempted from the provisions of this ARTICLE FIFTH if all of the members of the Board of Directors (and not only those present at a meeting) shall approve in writing such Business Combination at a time prior to the time such Interested Person became an Interested Person.

SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not more than nine directors, the exact number of members to be fixed from time to time by resolution of the Board of Directors, except as may be provided by the resolution or resolutions adopted by the Board of Directors in respect of Preferred Stock adopted pursuant to ARTICLE FOURTH hereto.

A.      CLASSIFIED DIRECTORS

The directors (subject to the last paragraph of this Article Sixth) shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 1996 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 1995 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 1994 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director. The names and mailing addresses of the persons who are to serve initially as directors of each Class are:

Class I

M. Farooq Kathwari

John K. Castle

Horace G. McDonnell

Class II

Clinton A. Clark

Kristin Gamble

Edward H. Meyer

Class III

David H. Chow

Keith Sanders

William W. Sprague

B. DIRECTORS

1.     No Written Ballot. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

2.     Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

3.     Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the outstanding shares of stock generally entitled to vote.

4.     Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

SEVENTH: Subject to Article Thirteenth, The Board of Directors shall have the power to adopt, amend or repeal the By-laws of the Corporation.

EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Delaware Law, as amended from time to time, and may not be taken by written consent of stockholders without a meeting, except with regard to election, removed and filling of vacancies of directors by holders of Preferred Stock, voting separately, as and if so provided by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article Fourth applicable thereto. At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of those of the outstanding shares of stock generally entitled to vote and represented, in person or proxy, at the meeting on any matter, question or proposal properly brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

NINTH: Meetings of the stockholders shall only be called by the Secretary of the Corporation upon written request signed by either (a) stockholders holding at least 20% of those of the outstanding shares of stock generally entitled to vote or (b) by a majority of the Board of Directors, or (c) the Chairman of the Board of Directors, or (d) the President of the Corporation, and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock. Any call for a special meeting of the stockholders must specify the matters to be acted upon at such meeting; only those matters set forth in such notice may be considered or acted upon at the meeting, unless otherwise provided by law.

TENTH:

1.     Limits on Director Liability. A director of the Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent now or hereafter permitted by Delaware Law.

2.     Indemnification. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent now or hereafter permitted by Delaware Law. The right to indemnification and the right to the advancement to expenses by the Corporation conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent now or hereafter authorized by Delaware Law. The rights to indemnification and to advancement of expenses conferred in this ARTICLE TENTH shall be contract rights.

3.     Additional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

4.     Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

5.     Other Rights. The rights and authority conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

6.     Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH or the rights or any protections afforded under this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ELEVENTH: In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including any Business Combination or proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), dealers, customers, managers, employees, suppliers and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business.

TWELFTH: The Corporation will be subject to Section 203 of the Delaware Law.

THIRTEENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES FIFTH, SIXTH, TENTH, ELEVENTH and TWELFTH and this ARTICLE THIRTEENTH of this Certificate of Incorporation, and Articles II, III and V of the By-Laws of the Corporation, may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES FIFTH, SIXTH, TENTH, ELEVENTH and TWELFTH and this ARTICLE THIRTEENTH of this Certificate of Incorporation, and Articles II, III and V of the By-Laws of the Corporation, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3 percent of those of the outstanding shares of stock, generally entitled to vote (and, in the case of any such repeal or amendment of or in respect of ARTICLE FIFTH proposed by or on behalf of any Interested Person in respect of any Business Combination with or involving such Interested Person, of not less than 66 2/3 percent of those of the outstanding shares of stock generally entitled to vote, excluding any shares beneficially owned by such Interested Person).

IN WITNESS WHEREOF, said Ethan Allen Interiors Inc. has caused this certificate to be signed by M. Farooq Kathwari, its Chairman of the Board of Directors, President and Chief Executive Officer and attested by Sharon Blinkoff, its Secretary, this 23rd day of March, 1993.

By: /s/ M. Farooq Kathwari ___________________

M. Farooq Kathwari, Chairman

of the Board of Directors,

President and Chief Executive Officer

ATTEST:

By: /s/ Sharon Blinkoff_________________

Sharon Blinkoff, Secretary

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ETHAN ALLEN INTERIORS INC.

The undersigned, being the President and Chief Executive Officer and Secretary, respectively, of Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL"), do hereby certify as follows:

1.      At a duly called meeting of the board of directors of the Company, the board adopted resolutions to amend the Company's Restated Certificate of Incorporation (the "Amending Resolutions"), declared said Amending Resolutions to be advisable, and directed that the Amending Resolutions be considered et the Company's Annual of Stockholders held on November 17, 1994 (the "Annual Meeting");

2.     At the Annual Meeting, called and held upon notice in accordance with Section 222 of the GM, the requisite number of shares of the Company's common stock, par value $.01 per share, voted in favor of the Amending Resolutions; and

3.     The Amending Resolutions were duly adopted in accordance with Section 242 of the GCL.

NOW, THEREFORE, to effect the Amending Resolutions, the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

"FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 36,655,000 shares, consisting of 35,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 600,000 shares of Class B Common stock, par value $.01 per share (the "Class B Common Stock"), and 1,055,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

Except as specifically set forth herein, the remaining paragraphs of Article FOURTH of the Company's Restated Certificate of Incorporation shall not be amended, modified or otherwise altered.

IN WITNESS WHEREOF, the Company, has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by M. Farooq Kathwari, its President and Chief Executive Officer, and attested by Roxanne Khazarian, its Secretary, this 14th day of March 1995.

ETHAN ALLEN INTERIORS INC.

By: ______/s/ M. Farooq Kathwari ___________

Name: M. Farooq Kathwari

Title: President and Chief Executive Officer

ATTEST:

By: __/s/ Roxanne Khazarian_________________

Name: Roxanne Khazarian

Title: Secretary

SECOND

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ETHAN ALLEN INTERIORS INC.

The undersigned, being the President and Chief Executive Officer and Secretary, respectively, of Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL"), do hereby certify as follows:

1.     At a duly called meeting of the board of directors of the Company, the board adopted resolutions to amend the Company's Restated Certificate of Incorporation (the "Amending Resolutions"), declared said Amending Resolutions to be advisable, and directed that the Amending Resolutions be considered at the Company's Annual Meeting of Stockholders held on November 18, 1997 (the "Annual Meeting");

2.     At the Annual Meeting, called and held upon notice in accordance with Section 222 of the GCL, the requisite number of shares of the Company's common stock, par value $.01 per share, voted in favor of the Amending Resolutions; and

3.     The Amending Resolutions were duly adopted in accordance with Section 242 of the GCL.

NOW, THEREFORE, to effect the Amending Resolutions, the first paragraph of Article FOURTH of the Company's Amended and Restated Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

"FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 71,655,000 shares, consisting of 70,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 600,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 1,055,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

Except as specifically set forth herein, the remaining paragraphs of Article FOURTH of the Company's Restated Certificate of Incorporation shall not be amended, modified or otherwise altered.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by M. Farooq Kathwari, its President and Chief Executive Officer, and attested by Roxanne Khazarian, its Secretary, this 17TH day of March, 1998.

ETHAN ALLEN INTERIORS INC.

By: ____ M. Farooq Kathwari __________________

Name: M. Farooq Kathwari

Title: President and Chief Executive Officer

ATTEST:

By: __/s/ Roxanne Khazarian__________

Name: Roxanne Khazarian

Title: Secretary

2

THIRD

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ETHAN ALLEN INTERIORS INC.

The undersigned, being the President and Chief Executive Officer and Secretary, respectively, of Ethan Allen interiors Inc., a Delaware corporation (the "Company"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the ”GCL.), do hereby certify as follows:

1,     At a duly called meeting of the board of directors of the Company, the board adopted resolutions to amend the Company's Restated Certificate of Incorporation (the "Amending Resolutions"), declared said Amending Resolutions to be advisable, and directed that the Amending Resolutions be considered at the Company's Annual Meeting of Stockholders held on November 16, 1998 (the "Annual Meeting");

2.     At the Annual Meeting, called and held upon notice in accordance with Section 222 of the GCL, the requisite number of shares of the Company's common stock, par value $.01 per share, voted in favor of the Amending Resolutions; and

3.     The Amending Resolutions were duly adopted in accordance with Section 242 of the GCL.

NOW, THEREFORE to effect the Amending Resolutions, the first paragraph of Article FOURTH of the Company's Second Certificate of Amendment of the Restated Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

"FOURTH, The total number of shares of capital stock which the Corporation shall have authority to issue is 151,655,000 shares, consisting of 150,000.000 shares of Common Stock, par value 4.01 per share (the "Common Stock"), 600,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 1.055,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

Except as specifically set forth herein, the remaining paragraphs of Article FOURTH of the Company's Restated Certificate of Incorporation shall not be amended, modified or otherwise altered.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by M. Farooq Kathwari, its President and Chief Executive Officer, and attested by Roxanne Khazarian, its Secretary, this 26th day of April 1999.

ETHAN ALLEN INTERIORS INC.

By: ____ M. Farooq Kathwari __________________

Name: M. Farooq Kathwari

Title: President and Chief Executive Officer

ATTEST:

By: __/s/ Roxanne Khazarian_______________

Name: Roxanne Khazarian

Title: Secretary

FOURTH

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ETHAN ALLEN INTERIORS INC.

The undersigned, being the Chairman, President and Chief Executive Officer of Ethan Allen Interiors Inc. (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, do hereby certify that:

FIRST: The Board of Directors of the Corporation has duly adopted, subject to approval by the Corporation’s stockholders, resolutions to further amend Article SIXTH of the Restated Certificate of Incorporation of the Corporation to declassify the Board of Directors, remove the class designations for each of the director’s terms and institute annual voting for all directors, who will serve a one year term (the “Declassification Amendment”). The Board of Directors of the Corporation duly adopted the Declassification Amendment on October 15, 2013 and submitted it to the Corporation’s stockholders for consideration at the Corporation’s Annual Meeting of Stockholders held on December 4, 2013 (the “2013 Annual Meeting”). The resolution setting forth the Declassification Amendment is a follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation shall be further amended by deleting the current Article SIXTH thereof in its entirety and substituting in lieu thereof the following:

“SIXTH:

1. Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not more than nine directors, the exact number of members to be fixed from time to time by resolution of the Board of Directors, except as may be provided by the resolution or resolutions adopted by the Board of Directors in respect of Preferred Stock adopted pursuant to Article FOURTH hereof. Beginning with the first annual meeting of stockholders held after the date of this amendment, the entire Board of Directors shall be elected annually at each annual meeting of stockholders for a one year term expiring at the next succeeding annual meeting of stockholders. The directors shall hold office until their respective successors are elected and shall qualify, subject, however, to prior death, resignation or removal from office.

2. No Written Ballot. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

3. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

4. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the outstanding shares of stock generally entitled to vote.

5. Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.”

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SECOND: At the 2013 Annual Meeting, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at least the requisite number of shares required to vote in favor of adoption in order to adopt the Declassification Amendment were voted in favor of adoption of the Declassification Amendment.

THIRD: The Declassification Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Certificate of Amendment of the Restated Certificate of Incorporation to be signed this ___5___ day of December, 2013.

By:          /s/ M. Farooq Kathwari

Name:          M. Farooq Kathwari

Title:          Chairman, President and Chief Executive Office

ATTEST:

/s/ Eric D. Koster

Eric D. Koster, Secretary

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